Exhibit (a)(11)
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR WIDERTHAN’S SPECIAL GENERAL SHAREHOLDER’S MEETING TO BE HELD ON OCTOBER 28, 2006
I, [                                        ], being a shareholder of WiderThan. Co., Ltd., (the “Company”) hereby revoke all prior proxies and appoint Robert Kimball, Senior Vice President, Legal and Business Affairs, General Counsel and Corporate Secretary of RealNetworks, Inc., and Tracy Daw, Vice President, Corporate Development & Associate General Counsel of RealNetworks, Inc., and each of them, or any of their designees as either of them may so appoint, as my proxies to (1) attend the Special General Shareholders Meeting of the Company to be held on Saturday, October 28, 2006 at 12:30 PM local time and any adjourned sessions thereof and (2) vote all of my shares in my name and on my behalf in the manner directed below at the Special General Shareholders Meeting. In their discretion, the proxy holders are authorized to vote on any other matters as may properly come before the Special General Shareholders Meeting or any adjournment thereof.
1. RESOLVED that the Amended and Restated Articles of Incorporation of the Company be amended to reflect the amendments to the Amended and Restated Articles of Incorporation outlined in Appendix A to the Notice of Meeting.
     FOR                          AGAINST
The Board of Directors recommends a vote FOR Proposal Number 1.
2. RESOLVED that the following individuals be elected as directors of the Board of Directors of the Company:
     (1) John Giamatteo
     FOR                          AGAINST
     (2) Dong Jin Lee
     FOR                          AGAINST
     (3) Marco Menato
     FOR                          AGAINST
The Board of Directors recommends a vote FOR all director nominees.
3. RESOLVED that the Proposed Aggregate Ceiling Amount of the Remuneration of all Directors during 2006 is increased from KRW 3 billion to KRW 7 billion.
     FOR                          AGAINST
The Board of Directors recommends a vote FOR Proposal Number 3.

If this proxy is properly executed, the shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any of the director nominees or proposals specified above, this proxy will be voted “FOR” such director nominee or proposal.
Attendance of the undersigned at the Special General Shareholders Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. In case the undersigned tendered his or her shares by executing the letter of transmittal pursuant to a tender offer by RN International Holdings B.V., the proxy granted by this proxy card will be the only valid proxy and shall revoke all other proxies in accordance with the letter of transmittal and this proxy card. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.
Dated
Shareholder’s Name
For individuals: Resident Registration No. (or Social Security Number for US citizens, please indicate “SSN”)
For non-individuals: Business Registration No.
Shareholder’s Address
Signature or Seal
Note: The signature(s) on this proxy should correspond exactly with the stockholder’s name as printed above and to the left. In the case of joint tenants, co-executors or co-trustees, both should sign. When signing as attorney, executor, administrator, trustee, guardian, authorized officer or other fiduciary, please give your full title as such.